                                                                    EXHIBIT 99.1

NEWS RELEASE


                    MARVELL(R) TECHNOLOGY GROUP LTD. REPORTS
                    RECORD FOURTH QUARTER FISCAL 2004 RESULTS

                 MARVELL'S BOARD APPROVES A 2 FOR 1 STOCK SPLIT

Sunnyvale, CA. (February 26, 2004) - Marvell(R) Technology Group Ltd. (NASDAQ:
MRVL), the technology leader in the development of extreme broadband communications and storage solutions, today reported financial results for its fourth fiscal quarter and year ended January 31, 2004.

Net revenue for the fourth quarter of fiscal 2004 was a record $243.3 million, an increase of 61% over net revenue of $150.8 million for the fourth quarter of fiscal 2003 and a 13% sequential increase from net revenue of $215.3 million for the third quarter of fiscal 2004. Net income under generally accepted accounting principles (GAAP) was $19.8 million, or $0.14 per share (diluted), for the fourth quarter of fiscal 2004, compared with a net loss under GAAP of $24.2 million, or $0.20 per share (diluted), for the fourth quarter of fiscal 2003.

Net revenue for the year ended January 31, 2004 was $819.8 million, an increase of 62% over net revenue of $505.3 million for the year ended February 1, 2003. Net income under GAAP was $45.5 million, or $0.33 per share (diluted), for the year ended January 31, 2004, compared with a net loss under GAAP of $72.2 million, or $0.61 per share (diluted), for the year ended February 1, 2003.

Marvell reports net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis, referred to as pro forma. Pro forma net income, where applicable, excludes the effect of acquisition-related expenses, amortization of stock-based compensation and charges related to facilities consolidation. Pro forma net income was $41.3 million, or $0.29 per share (diluted), for the fourth quarter of fiscal 2004, compared with pro forma net income of $20.3 million, or $0.16 per share (diluted), for the fourth quarter of fiscal 2003. Shares used in computing pro forma net income per share for the fourth quarter of fiscal 2004 increased to
144.2 million, compared with 129.3 million for the fourth quarter of fiscal
2003.

Pro forma net income was $130.8 million, or $0.95 per share (diluted), for the year ended January 31, 2004, compared with pro forma net income of $62.5 million, or $0.48 per share (diluted), for the year ended February 1, 2003. Shares used in computing pro forma net income per share for the year ended January 31, 2004 were 138.2 million, compared to 129.8 million for the year ended February 1, 2003. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP. A reconciliation of GAAP net income (loss) to pro forma net income is included in the financial statements portion of this release as well as on our website in the Investors section at www.marvell.com.

Marvell's management believes the non-GAAP information is useful because it can enhance the understanding of the Company's ongoing economic performance and Marvell therefore uses pro forma reporting internally to evaluate and manage the Company's operations. Marvell has chosen to provide this information to investors to enable them to perform comparisons of operating results in a manner similar to how the Company analyzes its operating results.

"We are pleased to announce the results of another outstanding year and fourth quarter for Marvell," stated Dr. Sehat Sutardja, Marvell's President and CEO. "We finished the year with strong momentum and solid positioning in our markets. Our strong revenue growth in Q4 was largely fueled by the continued adoption of our Gigabit, Wireless and Storage products. Fiscal 2005 promises to be an exciting year as our products and new technologies are expected to reach many new large volume markets and applications such as consumer electronics and power management."

Revenue for the fourth quarter was a record for Marvell and represented our 25th consecutive quarter of sequential revenue growth. Also, the 13% sequential increase in Marvell's fourth quarter revenue was Marvell's 9th consecutive quarter where sequential revenue growth was greater than 10%. The following is a review of some of the highlights that occurred during the fourth quarter:

     o In January, Marvell announced its entrance into the power management market with revolutionary Digital Signal Processing (DSP) based mixed-signal solutions. Marvell developed a breakthrough in power management technology using an innovative DSP based solution that allows for the use of extremely small passive components. The introduction of this innovative technology comes at a time when conventional solutions are struggling to handle the critical issues arising in wide range of electronic devices including PCs, Consumer and Portable products.

     o Marvell is driving widespread adoption of WLAN into consumer electronic devices by offering the highest performance, lowest power and smallest form factor products allowing for the most cost effective designs. Marvell is winning numerous designs with large consumer electronics OEMs for such applications as cellular handsets, gaming devices, PDA's, and emerging home entertainment multimedia client devices.

     o Marvell continues to ramp its Gigabit Ethernet networking infrastructure revenues with the continued strong adoption of its technology proven Prestera(TM) product family. The Prestera Switch family is now in volume production across all market segments of Gigabit Ethernet infrastructure switching. Marvell's Prestera can now be found in products ranging from high-end chassis metro systems, to enterprise class fully managed layer 3 switches, and all the way to high-volume unmanaged layer 2 Gigabit desktop switches.

     o During the fourth quarter, Marvell commenced shipment of Yukon(TM)-EC Gigabit Ethernet controllers for use in PCI Express platforms. The Yukon-EC is the world's smallest Gigabit Ethernet controller available today for desktops, notebooks and servers. Marvell also announced that leading motherboard companies Asustek, ECS, Gigabyte and Micro Star International all have selected Yukon-EC for their PCI-Express motherboards.

     o Marvell is proud to have been added to the NASDAQ-100 during the quarter. The NASDAQ-100 Index is comprised of the 100 largest non-financial stocks listed on the NASDAQ Stock Market based on market capitalization.


MARVELL'S BOARD APPROVES A 2 FOR 1 STOCK SPLIT

Additionally, Marvell's Board of Directors has approved a 2 for 1 stock split of the Company's common stock, to be effected pursuant to the issuance of additional shares. The stock split is subject to shareholder approval of an increase in the Company's authorized share capital at the Company's 2004 Annual General Meeting tentatively scheduled for late May 2004. If approved by

Marvell's shareholders, Marvell expects the declaration and payment of the additional shares to occur within 30 days following the Annual General Meeting.

Marvell will be conducting a conference call today at 1:45 p.m. PT to discuss its fourth quarter and fiscal 2004 financial results. To listen to the conference call, investors can dial (706) 679-0800 approximately ten minutes prior to the initiation of the teleconference and refer to conference code 5249189. Replay of the conference call will be available until March 23, 2004 at midnight by dialing (706) 645-9291. The conference call will also be available via the web at www.marvell.com until March 23, 2004. Please visit the Investor Events section. Replay on the Internet will be available until February 26, 2005.

ABOUT MARVELL
Marvell (NASDAQ: MRVL) is the leading global semiconductor provider of complete broadband communications and storage solutions. The Company's diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking. As used in this release, the terms "Company" and "Marvell" refer to Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd. (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), Marvell U.K. Limited, Marvell Semiconductor Israel Ltd. (MSIL), RADLAN Computer Communications Ltd., and SysKonnect GmbH. MSI is headquartered in Sunnyvale, Calif., and designs, develops and markets products on behalf of MIL and MAPL. MSI may be contacted at (408) 222-2500 or at www.marvell.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:
This release contains forward-looking statements based on projections and assumptions about our products and our markets. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "should," and their variations identify forward-looking statements. These statements include those relating to our continued growth being fueled by the continued adoption of our Gigabit, Wireless and Storage products, our expectation regarding fiscal 2005, our products and new technology reaching many new large volume markets and applications such as consumer electronics and power management, our continued ability to drive the adoption of WLAN, the continued strong adoption of our Prestera product family and our anticipated stock dividend. Statements that refer to, or are based on projections, uncertain events or assumptions also identify forward-looking statements. These statements are not guarantees of results and are subject to risks and uncertainties. Some risks and uncertainties that may adversely impact the statements in this release include, but are not limited to, the timing, cost and successful completion of development and volume production, end-customer qualification and adoption, and the timing, pricing, rescheduling, or cancellation of orders. For other factors that could cause Marvell's results to vary from expectations, please see the sections titled "Additional Factors That May Affect Future Results" in Marvell's annual report on Form 10-K for the fiscal year ended February 1, 2003 and Marvell's subsequent reports on Form 10-Q. We undertake no obligation to revise or update publicly any forward-looking statements.

MARVELL(R) AND THE MARVELL LOGO ARE TRADEMARKS OF MARVELL. ALL OTHER TRADEMARKS ARE THE PROPERTY OF THEIR RESPECTIVE OWNERS.

                          MARVELL TECHNOLOGY GROUP LTD.
                      Consolidated Statements of Operations
                                   (Unaudited)
                    (In thousands, except per share amounts)


                                                             THREE MONTHS ENDED               YEAR ENDED
                                                         --------------------------    -------------------------
                                                         JANUARY 31,    FEBRUARY 1,    JANUARY 31,   FEBRUARY 1,
                                                            2004           2003           2004          2003
                                                         -----------    -----------    -----------   -----------
Net revenue ...........................................    $243,294       $ 150,847     $ 819,762      $505,285
Cost of goods sold ....................................     116,312          70,301       382,206       233,039
                                                           --------       ---------     ---------      --------
Gross profit ..........................................     126,982          80,546       437,556       272,246
Operating expenses:
     Research and development .........................      59,702          42,697       213,740       145,722
     Selling and marketing ............................      16,366          12,860        62,350        48,491
     General and administrative .......................       5,653           3,556        19,004        14,303
     Amortization of stock-based compensation .........       1,737             830         4,943         7,491
     Amortization of acquired intangible assets
       and other ......................................      19,741          43,676        80,390       107,645
     Facilities consolidation charge ..................          --              --            --        19,562

          Total operating expenses ....................     103,199         103,619       380,427       343,214
                                                           --------       ---------     ---------      --------
Operating income (loss) ...............................      23,783         (23,073)       57,129       (70,968)
Interest and other income, net ........................       1,617           1,603         6,223         7,318
                                                           --------       ---------     ---------      --------
Income (loss) before income taxes .....................      25,400         (21,470)       63,352       (63,650)
Provision for income taxes ............................       5,625           2,764        17,842         8,524
                                                           --------       ---------     ---------      --------
Net income (loss) .....................................    $ 19,775       $ (24,234)     $ 45,510     $ (72,174)
                                                           ========       =========      ========     =========
Basic net income (loss) per share .....................      $ 0.15         $ (0.20)       $ 0.36       $ (0.61)
                                                           ========       =========      ========     =========
Diluted net income (loss) per share ...................      $ 0.14         $ (0.20)       $ 0.33       $ (0.61)
                                                           ========       =========      ========     =========

Weighted average shares-- basic .......................     130,648         120,410       125,777       119,240
                                                           --------       ---------     ---------      --------
Weighted average shares-- diluted .....................     144,171         120,410       138,241       119,240
                                                           --------       ---------     ---------      --------

                         MARVELL TECHNOLOGY GROUP LTD.
                 Pro Forma Consolidated Statements of Operations
                                   (Unaudited)
                    (In Thousands, Except Per Share Amounts)


                                                          THREE MONTHS ENDED               YEAR ENDED
                                                       ------------------------      -------------------------
                                                       JANUARY 31,  FEBRUARY 1,      JANUARY 31,   FEBRUARY 1,
                                                            2004       2003             2004          2003
                                                       -----------  -----------      -----------   -----------
Net revenue ........................................    $ 243,294    $150,847         $ 819,762    $ 505,285
Cost of goods sold .................................      116,312      70,301           382,206      233,039
                                                        ---------    --------         ---------    ---------
Gross profit .......................................      126,982      80,546           437,556      272,246
Operating expenses:
     Research and development ......................       59,702      42,697           213,740      145,722
     Selling and marketing .........................       16,366      12,860            62,350       48,491
     General and administrative ....................        5,653       3,556            19,004       14,303
                                                        ---------    --------         ---------    ---------
         Total operating expenses ..................       81,721      59,113           295,094      208,516
                                                        ---------    --------         ---------    ---------
Operating income ...................................       45,261      21,433           142,462       63,730
Interest and other income, net                              1,617       1,603             6,223        7,318
                                                        ---------    --------         ---------    ---------
Income before income taxes .........................       46,878      23,036           148,685       71,048
Provision for income taxes .........................        5,625       2,764            17,842        8,524
                                                        ---------    --------         ---------    ---------
Pro forma net income ...............................     $ 41,253    $ 20,272         $ 130,843    $  62,524
                                                        =========    ========         =========    =========
Basic pro forma net income per share ...............       $ 0.32      $ 0.17            $ 1.04       $ 0.52
                                                        =========    ========         =========    =========
Diluted pro forma net income per share .............       $ 0.29      $ 0.16            $ 0.95       $ 0.48
                                                        =========    ========         =========    =========
Weighted average shares -- basic ...................      130,648     120,410           125,777      119,240
                                                        ---------    --------         ---------    ---------
Weighted average shares -- diluted .................      144,171     129,327           138,241      129,750
                                                        ---------    --------         ---------    ---------

RECONCILIATION OF GAAP NET INCOME (LOSS)
  TO  PRO FORMA NET INCOME:
GAAP net income (loss) .............................    $ 19,775     $(24,234)        $  45,510    $ (72,174)
Amortization of stock-based compensation ...........       1,737          830             4,943        7,491
Amortization of acquired intangible assets
     and other .....................................      19,741       43,676            80,390      107,645
Facilities consolidation charge ....................          --           --                --       19,562
                                                        ---------    --------         ---------    ---------
Pro forma net income ...............................    $ 41,253     $ 20,272         $ 130,843     $ 62,524
                                                        =========    ========         =========    =========


The above pro forma statements of operations are for informational purposes only and are provided for understanding our operating results. The pro forma statements of operations have not been prepared in accordance with GAAP, should not be considered a substitute for our historical financial information prepared in accordance with GAAP and may be different from pro forma measures used by other companies. The pro forma income has been derived by adjusting the net income (loss) under generally accepted accounting principles for the impact of non cash stock-based compensation charges, non-cash charges associated with purchase accounting and charges for facilities consolidation.

                          MARVELL TECHNOLOGY GROUP LTD.
                           Consolidated Balance Sheets
                                   (Unaudited)
                                 (In thousands)



                                                         JANUARY 31,      FEBRUARY 1,
                                                            2004             2003
                                                         -----------      -----------
ASSETS
Current assets:
     Cash and cash equivalents .....................    $  224,399       $  125,316
     Short-term investments ........................       161,872          139,912
     Accounts receivable, net ......................       136,513           86,175
     Inventory, net ................................        91,785           39,712
     Prepaid expenses and other current assets .....        18,713           19,979
                                                        ----------       ----------
       Total current assets ........................       633,282          411,094
Property and equipment, net ........................       150,711           64,207
Goodwill and acquired intangible assets ............     1,615,084        1,570,643
Other noncurrent assets ............................        37,394           49,313
                                                        ----------       ----------
        Total assets ...............................    $2,436,471       $2,095,257
                                                        ==========       ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
      Accounts payable .............................    $  121,190        $  47,672
      Accrued liabilities ..........................        36,823           25,881
      Income taxes payable .........................         2,155            2,247
      Deferred income ..............................        12,996           12,481
      Current portion of capital lease obligations .        10,747            5,019
                                                        ----------       ----------
        Total current liabilities ..................       183,911           93,300
Capital lease obligations ..........................        20,950           13,755
Other long-term liabilities ........................        40,769           38,064
                                                        ----------       ----------
        Total liabilities ..........................       245,630          145,119
                                                        ----------       ----------

Shareholders' equity:
      Common stock .................................           263              243
      Additional paid-in capital ...................     2,872,545        2,674,095
      Deferred stock-based compensation ............        (7,945)          (5,899)
      Accumulated other comprehensive income .......           757            1,988
      Accumulated deficit ..........................      (674,779)        (720,289)
                                                        ----------       ----------
        Total shareholders' equity .................     2,190,841        1,950,138
                                                        ----------       ----------
        Total liabilities and shareholders' equity .    $2,436,471       $2,095,257
                                                        ==========       ==========